Exhibit 1.01

ASE Technology Holding Co., Ltd.
Conflict Minerals Report

For the year ended December 31, 2023

Corporate Overview

ASE Technology Holding Co., Ltd. (“ASEH”, “we”, “our”, or “us”) is the leading provider of semiconductor manufacturing services in assembly and testing, and the provider of electronic manufacturing services. ASEH packages bare semiconductors into finished semiconductors with enhanced electrical and thermal characteristics; provides testing services, including front-end engineering testing, wafer probing and final testing services; engages in the designing, assembling, manufacturing and sale of electronic components and telecommunications equipment motherboards and substrate production.

We have manufacturing facilities located in Taiwan, China, Malaysia, Japan, Singapore, South Korea and the United States of America that provide packaging, testing and materials design and production services to many semiconductor companies around the world. A typical customer engagement involves receiving consigned silicon wafers from the customer, performing a series of manufacturing services to the wafers, and delivering a completed, packaged integrated circuit back to the customer.

We provide a broad range of electronic manufacturing services to a global customer base through USI Inc. and its subsidiaries (collectively “USI”) with facilities located in Taiwan, China, Mexico, Poland, Vietnam, Africa, and Europe. In providing these services, we acquire numerous electronic and non-electronic components, and assemble them into sub-assemblies and finished products.

Product Scope

ASEH provides solutions, including integrated design, manufacturing, packaging, testing, and electronic and substrate manufacturing. Raw materials used in aforementioned service or product provided by us are in the scope of this report. We determine gold, tin, tungsten or tantalum (“3TG” or “conflict minerals”) are “necessary to the functionality or production” of a product manufactured or contracted to be manufactured by ASEH.

(1)	For our packaging and materials design and production services, we typically add gold and tin as direct materials in the manufacturing process, and we occasionally add tungsten and tantalum. We do not use gold, tin, tungsten or tantalum in our testing services.

(2)	For our electronic manufacturing services, typical materials and components which we utilize include solder (tin based), electrolytic capacitors (tantalum bearing), integrated circuits (gold wire) and high temperature wires (tungsten). Gold, tin, tungsten and tantalum are essential to our electronic manufacturing services.

All packaging, materials design and production and electronic manufacturing services we provide contain one or more of the conflict minerals: gold, tin, tungsten or tantalum.

Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (“RCOI”) to determine whether 3TG have originated in the Democratic Republic of the Congo (“DRC”) or its adjoining countries (the “Covered Countries”), or are from recycled or scrap sources. Our RCOI included to:

(1)	Identify our suppliers who provided us with materials containing 3TG and then use the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”) to facilitate transparency of the supply chain regarding 3TG sourced from the smelters and refiners. We identified 389 suppliers in the reporting period and used the CMRTs to identify the Smelters or Refiners (“SoRs”) of 3TG and their origin countries.

(i)	For our packaging and materials design and production services, a total of 170 suppliers provided us with materials containing 3TG.

(ii)	For our electronic manufacturing services, we selected 219 suppliers from a total of 4,360 suppliers who provided us with materials containing metals by the following assessment criteria: (1) the suppliers with purchase amounts greater than US$1.2 million in 2023, which in aggregate accounted for more than 90% of our total purchase amount, and (2) the suppliers whose conflict minerals are used in the services we provide to our top one customer.

(2)	Confirm with our suppliers that they are in compliance with our conflict minerals policy and their covenant to disclose the source information of the smelters and refiners under the representation letters.

Based on our RCOI results, we have reason to believe that the conflict minerals in our products may have originated in the Covered Countries and conflict-affected and high-risk areas (“CAHRA”) or may not come from recycled or scrap sources. Therefore, we conducted due diligence on the source and chain of custody of the conflict minerals in our products.

Below are the results of our RCOI.

Packaging and Materials Design and Production Services

Gold

During 2023, we purchased gold for our packaging and materials design and production services from a total of 83 suppliers. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from third parties. Based on the CMRTs we collected, we identified a total of 88 SoRs from which we indirectly purchased gold in 2023 for our packaging and materials design and production services. All 83 of our gold suppliers for our packaging and materials design and production services responded to our request to identify the SoRs from which they sourced gold during 2023, representing 100% of our total gold expenditure.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2023, all 88 SoRs from which we indirectly purchased gold in 2023 for our packaging and materials design and production services are participants in at least one of (i) the Responsible Minerals Assurance Process (“RMAP”) operated by RMI, (ii) the Gold Industry—London Bullion Market Association (“LBMA”), or (iii) the Gold Industry— Responsible Jewellery Council (“RJC”).

Tin

During 2023, we purchased tin for our packaging and materials design and production services from a total of 96 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tin from SoRs or from other third parties. Based on the CMRTs we collected, we identified a total of 63 SoRs from which we indirectly purchased tin in 2023 for our packaging and materials design and production services. All 96 of our tin suppliers for our packaging and materials design and production services responded to our request to identify the SoRs from which they sourced tin during 2023, representing 100% of our total tin expenditure.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2023, all 63 SoRs from which we indirectly purchased tin in 2023 for our packaging and materials design and production services are participants in the RMAP operated by RMI.

Tungsten

During 2023, we purchased tungsten for our packaging and materials design and production services from a total of 17 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tungsten from SoRs or from other third parties. Based on the CMRTs we collected, we identified 31 SoRs from which we indirectly purchased tungsten for our packaging and materials design and production services in 2023. All 17 of our tungsten suppliers for our packaging and materials design and production services responded to our request to identify the SoRs from which they sourced tungsten during 2023, representing 100% of our total tungsten expenditure.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2023, all 31 SoRs from which we indirectly purchased tungsten for our packaging and materials design and production services in 2023 are participants in the RMAP operated by RMI or participants in the Tungsten Industry—Conflict Minerals Council (“TI-CMC”).

Tantalum

During 2023, we purchased tantalum for our packaging and materials design and production services from 7 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tantalum from SoRs or from other third parties. Based on the CMRTs we collected, we identified a total of 28 SoRs from which we indirectly purchased tantalum in 2023 for our packaging and materials design and production services. All 7 of our tantalum suppliers for our packaging and materials design and production services responded to our request to identify the SoRs from which they sourced tantalum during 2023, representing 100% of our total tantalum expenditure.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2023, all 28 of the SoRs from which we indirectly purchased tantalum in 2023 for our packaging and materials design and production services are participants in the RMAP operated by RMI.

Electronic Manufacturing Services

During 2023, we selected 219 suppliers from a total of 4,360 suppliers for our electronic manufacturing services for the purpose of identifying SoRs. The 219 suppliers were selected based on the assessment criteria mentioned in the section entitled RCOI.

Gold

Among the 219 selected suppliers, we purchased gold for our electronic manufacturing services from 171 suppliers in 2023. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from other third parties. Based on the CMRTs we collected, we identified 94 SoRs from which we indirectly purchased gold for our electronic manufacturing services. All 171 gold suppliers responded to our request to identify the SoRs from which they sourced gold during 2023.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2023, all 94 SoRs from which we indirectly purchased gold for our electronic manufacturing services in 2023 are participants in at least one of (i) the RMAP operated by RMI, (ii) the LBMA, or (iii) the RJC.

Tin

Among the 219 selected suppliers, we purchased tin for our electronic manufacturing services from 182 suppliers in 2023. None of these suppliers are SoRs, and all these suppliers purchased tin from SoRs or from other third parties. Based on the CMRTs we collected, we identified 68 SoRs from which we indirectly purchased tin for our electronic manufacturing services. All 182 tin suppliers responded to our request to identify the SoRs from which they sourced tin during 2023.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2023, all 68 SoRs from which we indirectly purchased tin for our electronic manufacturing services in 2023 are participants in the RMAP operated by RMI.

Tungsten

Among the 219 selected suppliers, we purchased tungsten for our electronic manufacturing services from 101 suppliers in 2023. None of these suppliers are SoRs, and all these suppliers purchased tungsten from SoRs or from other third parties. Based on the CMRTs we collected, we identified 33 SoRs from which we indirectly purchased tungsten for our electronic manufacturing services. All 101 tungsten suppliers responded to our request to identify the SoRs from which they sourced tungsten during 2023.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2023, all 33 SoRs from which we indirectly purchased tungsten for our electronic manufacturing services in 2023 are participants in either the RMAP operated by RMI or the TI-CMC program.

Tantalum

Among the 219 selected suppliers, we purchased tantalum for our electronic manufacturing services from 85 suppliers in 2023. None of these suppliers are SoRs, and all these suppliers purchased tantalum from SoRs or from other third parties. Based on the CMRTs we collected, we identified 35 SoRs from which we indirectly purchased tantalum for our electronic manufacturing services. All 85 tantalum suppliers responded to our request to identify the SoRs from which they sourced tantalum during 2023.

Based on an inspection of the list available at https://www.responsiblemineralsinitiative.org conducted on December 31, 2023, all 35 SoRs from which we indirectly purchased tantalum for our electronic manufacturing services in 2023 are participants in the RMAP operated by RMI.

Part I. Due Diligence

Design of Due Diligence

ASEH designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (the “OECD Guidance”), including the related supplements on gold, tin, tantalum and tungsten.

Due Diligence Measures Performed

OECD Step 1	Establish strong company management systems
A. Adopt and clearly communicate to suppliers and public

The ASE Technology Holding Co., Ltd. Corporate Policy for Sourcing Conflict Minerals is posted on our website (and attached here as Annex A) to address our commitment to exercise due diligence in accordance with the OECD Guidance.

Additionally, we distribute our conflict minerals policy to each of our suppliers of conflict minerals who must agree that the policy will be complied with and require each supplier to certify they understand our conflict minerals policy and will comply with its covenants.

B. Structure internal management to support due diligence

Our conflict minerals management team is a comprehensive cross-functional team under the direction of ASEH’s Corporate Sustainability Committee which is chaired by our Principal Executive Officer.

The team is responsible for implementing the conflict minerals compliance mechanism, including planning, analysis, tracking, monitoring, and communication and reporting for the business wide initiative.

C. Establish a system of controls and transparency over the mineral supply chain

Conflict minerals procedures are documented in our specifications system and managed by our conflict minerals management team. The bills-of-materials required for different customer products across all manufacturing operations are controlled by our manufacturing execution system software.

The primary method for gathering conflict mineral data is through the deployment and gathering of Responsible Minerals Initiative (“RMI”), which is developed by Conflict Minerals Reporting Template (“CMRT”). We store such data and maintain other related records for a minimum of five years in a comprehensive filing system.

Aligned with industry practice, we utilize a conflict minerals data tool to manage a large number of suppliers’ CMRTs, auto-validates smelter status with updated RMI smelter list and aggregates smelter reporting for our customers.

D. Strengthen company engagement with suppliers

ASEH’s subsidiaries communicate our conflict minerals policy and requirements to relevant suppliers through our website. In addition to the website, ASEH’s subsidiaries are building person-to-person links between employees and suppliers to improve the quality and consistency of supplier communications.

ASEH’s subsidiaries hold several supplier seminars/workshops at multiple manufacturing facilities to announce new requirements, and provide trainings to suppliers to enable them to better understand how to improve their conflict minerals monitoring mechanism, including smelter data quality.

We include conflict minerals terms in our subsidiaries’ Purchase Orders pursuant to which our suppliers agree (i) to use industry standard efforts to ensure 3TG materials covered by the purchase order and sourced from mines in the DRC or the Covered Countries do not directly or indirectly finance illegal militia in the above-mentioned area, (ii) to promptly notify us if any materials covered by the purchase order do contain conflict minerals that are not DRC Conflict Free and to provide a report on the mine and/or smelter of origin of the conflict minerals and the related chain of custody and (iii) to only supply us with materials that contain DRC Conflict Free minerals sourced from certified DRC Conflict Free smelter and refinery programs.

E. Establish grievance mechanism

ASEH encourages suppliers and employees to have open and honest dialog on issues of mutual interest.

We provide the separate email addresses for our three subgroups (ASE_CM@aseglobal.com, petition@spil.com.tw, and conflict_minerals@usiglobal.com) for general surveys, inquiries and grievances regarding our conflict minerals program. Our conflict mineral mechanism can also be found on our website at https://www.aseglobal.com/csr/responsible-procurement/conflict-minerals-compliance

OECD Step 2	Identify and assess risk in the supply chain
A. Identify risks in the supply chain

Our process for identifying conflict minerals risk in the supply chain is as follows:

(a)   Identify all our suppliers who provide direct materials and components which may contain conflict minerals being necessary to the functionality or production of our products.

(b)   Conduct an annual suppliers’ survey through the CMRTs to identify the SoRs and the origin countries of conflict minerals.

(c)   Review each received CMRT based on our internal standard procedure to check the quality such as the suppliers’ conflict minerals policies, suppliers’ data collection from next tier suppliers, and SoRs identification and disclosure.

(d)   For our electronic manufacturing services, due to the complexity of the supply chain, we:

•     assess the value of the annual purchase volume of all conflict minerals.

•    prioritize conflict mineral sources by dollar volume to leverage impact from available analytical resources.

B. Assess risks of adverse impacts

(a)  Assess data gathered on the CMRTs to identify potential inconsistencies or “red flags.”

(b)  Define annual supplier risk criteria.

(c)  Carry out on-site or document audit for suppliers determined as at-risk suppliers according to the risk criteria.

(d)  Follow up as appropriate to resolve items of concern.

OECD Step 3	Design and implement a strategy to respond to identified risks
A. Report finding to designated senior management	Periodic reviews are held and status are reported to our Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), and Chief Administrator Officer (“CAO”) who are also our Corporate Sustainability Committee members and senior management in order for them to be aware of current conflict minerals compliance status.
B. Devise and adopt a risk management plan

Our risk management plan includes tracking SoRs information to check if they may be from DRC, the Covered Countries, or CAHRA, or not from scrap or recycled sources.

We compare supplier smelter data to RMI RCOI data to identify actual smelter origins.

Additionally, ASEH’s subsidiaries developed their own conflict minerals audit checklists to implement an on-site or document audit process. ASEH’s subsidiaries are required to validate suppliers’ mechanisms related to important aspects of conflict minerals management.

Finally, we continue to work with non-compliant suppliers to obtain RMAP certification, or other independence third party audit program. Suppliers unwilling or incapable of achieving such certification are considered to be replaced by compliant suppliers.

C. Implement the risk management plan, monitor and track performance of risk

We use CMRTs and the up-to-date RMAP compliant smelter lists to monitor and track our suppliers and their SoRs information. For the compliance year 2023, our packaging and materials design and production services received CMRTs from 100% of our conflict minerals suppliers surveyed and electronic manufacturing services received CMRTs from 100% of our conflict minerals suppliers surveyed.

mitigation efforts and report back to designated senior management	We request our suppliers to provide an updated response of their CMRTs if there is any change. We maintain a regular communication channel with our senior management as abovementioned.
D. Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances

We have begun supplier audits to assess the accuracy of data and statements made by larger suppliers. This program will be broadened over time.

As a member of the RBA and RMI, RCOI data is accessible to use and to manage our suppliers’ SoRs information.

OECD Step 4	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

For the compliance year 2023, ASEH has undertaken an Independent Private Sector Audit (“IPSA”) of our Conflict Minerals Report in compliance with the requirements set forth in the SEC Conflict Minerals Final Rule and subsequent SEC Guidance.

As a member of RMI, we leverage the due diligence conducted on smelters by the RMAP which uses independent third-party auditors to audit the source of the conflict minerals used by smelters.

OECD Step 5	Report on supply chain due diligence.
We report annually on our supply chain due diligence activities including the conflict minerals program in our annual sustainability report and we file a Form SD and Conflict Minerals Report (“CMR”) for the compliance year 2023 with the U.S. Securities and Exchange Commission on or before the May 31, 2024 deadline in compliance with the SEC Conflict Minerals Final Rule and subsequent guidance. This information is publicly available on our website at
https://www.aseglobal.com/csr/responsible-procurement/conflict-minerals-compliance

Part II. Due Diligence Determination and Product Declaration

Product Declaration

Our RCOI results did not provide us a sufficient level of confidence to enable us to report that all our products are conflict-free. Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, we therefore conducted additional due diligence on the source and chain of custody of the necessary conflict minerals in our products in order to obtain reasonable and reliable evidence that the gold, tin, tungsten or tantalum used by us in 2023 either (i) did not directly or indirectly benefit violent organizations in the Democratic Republic of the Congo or adjacent regions or CAHRA or (ii) came from recycled or scrap sources.

Based on our RCOI analysis and due diligence measures described in this report, we made the following product determinations.

Packaging and Materials Design and Production Services:

Based on the CMRTs we received, all identified SoRs used in our packaging and materials design and production services products were certified by RMI or were in the process of receiving RMI certificates in 2023. We reasonably believe that such SoRs are DRC Conflict-Free.

Electronic Manufacturing Services:

Given the large number of suppliers for our electronic manufacturing services, we developed a sampling program to select material suppliers for the purpose of identifying SoRs. We believe that our due diligence performed based on the sampling program is sufficient and appropriate to provide a reasonable basis for our determination. Based on the CMRTs we received, all identified SoRs used in our electronic manufacturing services products were certified by RMI or were in the process of receiving RMI certificates in 2023. Therefore, we reasonably believe that such SoRs are DRC Conflict-Free.

Glossary

A glossary of abbreviations and terms is included in Annex C.

Facilities used to Process Conflict Minerals

A list of smelters and refiners that sourced conflict minerals utilized in our services is provided in Annex D.

Conflict Minerals Country of Origin

A list of countries where conflict minerals were mined or extracted is listed in Annex E. These minerals may have been smelted or refined in the country of extraction or in facilities around the world.

Part III – Continuous Improvements

•	Management Mechanism

•	Be aware of regulatory changes (e.g., RMI and OECD guidance), and adjust our policy in a timely manner if necessary.

•	Improve our conflict minerals validation process when accepting new suppliers.

•	Work with our new and current suppliers to confirm that they understand and comply with ASEH’s conflict minerals policy and requirements.

•	Establish our conflict minerals data collection system with advanced management and analytical functionalities in the near future.

•	Strengthen education and trainings for our manufacturing facilities and relevant employees.

•	Due Diligence

•	Work with our suppliers to improve the suppliers’ data accuracy and completeness and ensure that the smelters and refiners they source conflict minerals from in our supply chain are actively participating or progressing toward RMAP listing or other independence third party audit programs.

•	In addition to gold, tin, tantalum and tungsten, we plan to gradually add cobalt, mica and more minerals from CAHRAs to the scope of investigation to check if they comply with the RMI’s standards.

•	Assess suppliers’ due diligence processes through on-site audits so as to assist suppliers to build up and improve their internal management systems.

•	Communication

•	Annually hold supplier seminars to assist suppliers with their conflict minerals programs.

•	Actively participate in the RMI and other key industry association and stakeholders’ responsible sourcing initiatives.

Part IV – Independent Private Sector Audit

We obtained an independent private sector audit by KPMG. The independent accountant’s report is set forth in Annex B.

Annex A –ASE Technology Holding Co., Ltd. Corporate Policy for Sourcing Conflict Minerals

The mining and distribution of “conflict minerals”1 originating from the Democratic Republic of the Congo (the “DRC”) are sometimes controlled by violent organizations in order to fund conflict in that country and adjacent regions. Our industry supply chains are inadvertently subject to metals derived from these conflict minerals which can be introduced through the metals we use such as gold, tin, tantalum and tungsten. ASE Technology Holding Co., Ltd. and its subsidiaries (collectively, “ASE Technology Holding “) is dedicated to the elimination of these conflict minerals in our supply chain and to using only responsibly sourced “conflict-free minerals”2. We expect our suppliers to source conflict-free minerals from smelters or refineries that have been certified by an independent third party audit program to fulfill our objective. It is also our objective to support the continued use of conflict-free minerals from the DRC and its adjacent regions such that responsible mining3 is not diminished. We exercise due diligence with our suppliers on the origin and supply chain of minerals in accordance with the “OECD Due Diligence for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” to establish conflict minerals management mechanism.

To protect the human rights, health and environment for workers in the material production areas, we commit to widening the scope of investigation and information disclosure; in addition to gold, tin, tantalum and tungsten, more minerals (such as cobalt and mica) will be included gradually from conflict-affected and high-risk areas (“CAHRAs”) in accordance with the Responsible Minerals Initiative (“RMI”) standards. ASE Technology Holding requires suppliers must support this policy by the following guidelines and widen their scope of investigations and disclosures to continuously strengthen our responsible sourcing programs.

(a)	Being diligent in their assessment and validation of their supply chains to ensure ASE Technology Holding’s objectives of a transparent supply chain and conflict-free purchases are inputs to the services and products we produce.

(b)	Be in compliance at all times with all regional and international regulations for conflict minerals.

(c)	Be in compliance at all times with industry standards for the sourcing and reporting of conflict minerals.

(d)	Being diligent and accurate in their formal assurances of conflict-free minerals provided to us.

1 “Conflict minerals” are columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives as defined in the Dodd-Frank Act section 1502 and SEC Rule 13p-1 under the Securities Exchange Act of 1934.

2 “Conflict-free minerals” are conflict minerals that through their distribution directly or indirectly do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions.

3 “Responsible mining” is taking the social and environmental responsibility for the mining procedure.

Annex B –Independent Accountants’ Report

Independent Accountants’ Report

To the Board of Directors and Shareholders of ASE Technology Holding Co., Ltd.:

We have examined:

•	whether the design of ASE Technology Holding Co., Ltd. (the “Company”) due diligence framework as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2023 (the “Conflict Minerals Report”), is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•	whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management from the Company is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework is in conformity with the OECD Due Diligence Guidance and whether the description of the due diligence measures the Company performed is consistent with the due diligence process that the Company undertook, in all material respects. An examination involves performing procedures to obtain evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing and extent of the procedures selected depend on our professional judgment, including an assessment of the risks of material misstatement of the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed. We believe that the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the section titled “Part I. Due Diligence.”

In our opinion,

•	the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2023, as set forth in the Company’s Conflict Minerals Report, is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•	the Company’s description of the due diligence measures it performed for the reporting period from January 1 to December 31, 2023 as set forth in its Conflict Minerals Report, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ KPMG

Taipei, Taiwan (the Republic of China)

May 31, 2024

Annex C – Glossary

Term	Explanation
ASEH	ASE Technology Holding Co., Ltd.
CMRT	Conflict Minerals Reporting Template
DRC Conflict-Free	DRC Conflict-free minerals are conflict minerals that, through their mining or distribution, directly or indirectly, do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions
LBMA	London Bullion Market Association
OECD	Organisation for Economic Co-operation and Development
RBA	Responsible Business Alliance
RCOI	Reasonable Country of Origin Inquiry
RJC	Responsible Jewellery Council
RMAP	Responsible Minerals Assurance Process
RMI	Responsible Minerals Initiative
SoRs	Smelters or Refiners
TI-CMC	Tungsten Industry—Conflict Minerals Council
CAHRA	Conflict-affected and high-risk areas

Annex D – Smelter List

Metal	Smelter Identification Number	Smelter or Refiner Name	Smelter Country
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Agosi AG	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden Ronnskar	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF KOREA
Gold	CID000401	Dowa	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF KOREA
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID001078	LS MnM Inc.	KOREA, REPUBLIC OF KOREA
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Metal	Smelter Identification Number	Smelter or Refiner Name	Smelter Country
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001352	MKS PAMP S.A.	SWITZERLAND
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001955	Torecom	KOREA, REPUBLIC OF KOREA
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	CID002290	SAFINA A.S.	CZECHIA
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF KOREA
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID002762	L'Orfebre S.A.	ANDORRA
Gold	CID002765	Italpreziosi	ITALY

Metal	Smelter Identification Number	Smelter or Refiner Name	Smelter Country

Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF KOREA
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF KOREA
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	CID003461	Augmont Enterprises Private Limited	INDIA
Gold	CID003529	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	CID003615	WEEEREFINING	FRANCE
Gold	CID003641	Gold by Gold Colombia	COLOMBIA
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA
Tin	CID000402	Dowa	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA

Metal	Smelter Identification Number	Smelter or Refiner Name	Smelter Country
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA
Tin	CID001486	PT Timah Nusantara	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Tin	CID001539	Rui Da Hung	TAIWAN
Tin	CID001898	Thaisarco	THAILAND
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002593	PT Rajehan Ariq	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tin	CID002756	Super Ligas	BRAZIL
Tin	CID002773	Aurubis Beerse	BELGIUM
Tin	CID002774	Aurubis Berango	SPAIN
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA
Tin	CID003387	Luna Smelter, Ltd.	RWANDA
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CID003524	CRM Synergies	SPAIN
Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	CID003831	DS Myanmar	Myanmar
Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA

Metal	Smelter Identification Number	Smelter or Refiner Name	Smelter Country
Tin	CID004065	Mining Minerals Resources SARL	Congo, Democratic Republic of the Congo
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID001076	AMG Brasil	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET de Mexico	MEXICO
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND
Tantalum	CID002545	TANIOBIS GmbH	GERMANY
Tantalum	CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	CID004054	PowerX Ltd.	RWANDA
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Metal	Smelter Identification Number	Smelter or Refiner Name	Smelter Country
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	CID002543	Masan High-Tech Materials	VIETNAM
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL
Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	CID003993	Tungsten Vietnam Joint Stock Company	VIETNAM

Annex E – Countries of Origin of Conflict Minerals

It is likely that we used conflict minerals from many of the following sources as well as some that are not identified.

Algeria	Finland	Mexico	Tajikistan
Andorra	France	Monaco	Tanzania
Antigua and Barbuda	French Guiana	Mongolia	Thailand
Argentina	Georgia	Morocco	Trinidad and Tobago
Australia	Germany	Mozambique	Tunisia
Austria	Ghana	Myanmar	Turkey
Azerbaijan	Greece	Namibia	Turks and Caicos
Bahamas	Grenada	Netherlands	Ukraine
Bangladesh	Guatemala	New Zealand	United Arab Emirates
Barbados	Guinea	Nicaragua	United Kingdom of Great Britain and Northern Ireland
Belarus	Guyana	Niger	United States of America
Belgium	Honduras	Nigeria	Uruguay
Benin	Hong Kong	Norway	Uzbekistan
Bolivia	Hungary	Oman	Vietnam
Bosnia & Herzegovina	Iceland	Pakistan	Zimbabwe
Botswana	India	Panama
Brazil	Indonesia	Papua New Guinea
Bulgaria	Ireland	Peru
Burkina Faso	Israel	Philippines
Burundi	Italy	Poland
Cambodia	Jamaica	Portugal
Cameroon	Japan	Puerto Rico
Canada	Jordan	Romania
Cayman Islands	Kazakhstan	Russia
Chile	Kenya	Rwanda
China	Korea, Republic of Korea	Saint Kitts and Nevis
Colombia	Kuwait	Saudi Arabia
Congo, Democratic Republic of the Congo	Kyrgyzstan	Senegal
Costa Rica	Laos People's Democratic Republic	Serbia
Cote d'Ivoire	Latvia	Sierra Leone
Croatia	Lebanon	Singapore
Curacao	Liberia	Sint Maarten
Cyprus	Liechtenstein	Slovakia
Czech Republic	Lithuania	Slovenia
Denmark	Luxembourg	South Africa
Dominican Republic	Macao	Spain
Ecuador	Madagascar	St Vincent and Grenadines
Egypt	Malaysia	Sudan
El Salvador	Mali	Suriname
Estonia	Malta	Sweden
Ethiopia	Mauritania	Switzerland
Fiji	Mauritius	Taiwan